Exhibit 99.1

Zynex Announces Share Buyback Program

Englewood, CO – June 14, 2023 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced that its board of directors approved a program to buy back $10.0 million of the Company's common stock. The program will commence on June 14, 2023 and is scheduled to terminate on June 13, 2024 or when the $10.0 million buyback limit is reached.

“Zynex is acutely focused on delivering strong returns for our shareholders, and initiating this buyback is a signal of our confidence in the Company’s inherent value,” said Thomas Sandgaard, founder, and CEO of Zynex. "We continuously improve our performance and our innovation pipeline and we believe this buyback program is an opportunity to invest in Zynex while simultaneously returning value to our shareholders."

Under the share buyback program, buybacks may be made from time-to-time in open market and negotiated purchases, effective immediately through the next twelve months. These buybacks will be made in compliance with the SEC's Rule 10b-18, subject to market conditions, available liquidity, cash flow, applicable legal requirements, and other factors. The specific prices, numbers of shares, and timing of purchase transactions will be determined by the Company from time to time in its sole discretion. This program does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at any time, including in the event the Company would be deemed to be making an acquisition of its own shares under Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

The Company expects to finance the purchases with existing cash balances, which is not expected to have a material impact on capital levels.

Zynex, Inc. had approximately 41.6 million shares issued and 36.4 million shares outstanding as of June 13, 2023.

About Zynex, Inc.
Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group

650 Fifth Ave., Suite 2720

New York, NY 10019
ir@zynex.com